Exhibit 99(a)
FOR RELEASE: March 20, 2008
MEDIA CONTACT: Lindsey Williams — 248-813-2528
INVESTOR CONTACT: Al VanDenBergh — 248-813-2495
DELPHI ANNOUNCES LISTING ON NEW YORK STOCK EXCHANGE
TROY, Mich. — Delphi Corp. (PINKSHEETS: DPHIQ) announced that earlier today the New York Stock Exchange, Inc. approved the listing of shares of Delphi common stock to be issued upon its emergence from Chapter 11 reorganization proceedings in accordance with the previously announced confirmed plan of reorganization, subject to official notice of issuance. As a result of such approval, the restrictions on transfer and exercise of discount rights by residents of Texas, as described in Delphi’s prospectus dated March 11, 2008, are no longer applicable.
     A copy of the Delphi’s prospectus dated March 11, 2008 may be obtained by contacting Georgeson Inc., the information agent for the rights offerings, at 212.440.9800 (banks and brokers only) or 800.279.7134 (all others).
     Delphi intends to emerge from Chapter 11 as soon as practicable upon satisfaction of the conditions to emergence set forth in the First Amended Plan of Reorganization that was confirmed by the Bankruptcy Court on January 25, 2008. There can be no assurances that all conditions to the consummation of the Amended Plan will be satisfied in a timely manner.
Forward Looking Statements
     This press release, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to consummate its Amended Plan which was confirmed by the Court on January 25, 2008; the Company’s ability to satisfy the terms and conditions of the EPCA; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the risk factors in Part I. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.
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